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EXHIBIT 23-1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 033-064299, 333-09667, 333-09669, 333-09671, 333-09673, 333-26179, and
333-63575) of Hawaiian Airlines, Inc. of our report dated March 21, 2000, with respect to the financial statements and schedule of Hawaiian Airlines, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ ERNST & YOUNG LLP
Honolulu, Hawaii
March 21, 2000